UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2012

GIGGLES N HUGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53948	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Santa Monica, #155 Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-4847

Copies of Communications to:
Stoecklein Law Group
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2012,  GNH Topanga, Inc, (“GNH”) a California corporation and wholly owned subsidiary of the Registrant (“GIGL”) entered into a Lease Agreement with Westfield Topanga Owner, LP, a Delaware limited partnership.

GNH is leasing 5,900 square feet of commercial space to expand its operations and open a new Giggles N Hugs restaurant. The term of the lease is 10 years and the rental commencement date is November 1, 2012. In addition to the minimum annual rental rate of $212,400.00 at commencement, GNH must pay a “Percentage Rental Rate” of seven percent (7%) of Gross Sales in excess of $1,350,000.00 (the “First Annual Breakpoint”) until Gross Sales exceed $1,750,000.00 in that lease year; then eight percent (8%) of Gross Sales in excess of $1,750,000.00 until Gross Sales exceed $2,150,000.00 in that lease year; and then, for the remainder of that lease year, ten percent (10%) of Gross Sales in excess of $2,150,000.00.

A copy of the Lease Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated in its entirety herein.

Section 8- Other Events

Item 8.01 Other Events

On April 20, 2012, the Registrant disseminated a press release announcing the expansion of its kid themed restaurants to include a new location at the Westfield Topanga Center, and connection with the signing of the Lease Agreement.  A copy of the press release is attached to this Current Report as exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
10.1	Lease Agreement dated March 23, 2012
99.3	Press Release dated April 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGGLES N HUGS, INC.

By: /s/ Joey Parsi
Joey Parsi, Chief Executive Officer

Date:  April 20, 2012